Filed Pursuant to Rule 424(b)(3)
Registration No. 333-37102
5 1/4% Convertible Senior Notes due 2010 CUSIP No. 65332VAY9

NEXTEL COMMUNICATIONS, INC.

PROSPECTUS SUPPLEMENT DATED JUNE 19, 2001
TO PROSPECTUS DATED JUNE 16, 2000

      The selling security holders table on pages 18-22 of the prospectus, as supplemented, is hereby further amended to update the information to include the following entities as selling security holders in the prospectus and to list their respective amounts of 5 1/4% convertible senior notes due 2010:

	Convertible Notes		Common Stock

	Principal Amount of	Principal Amount of
	Convertible Notes	Convertible Notes	Number of Shares	Number of Shares
Name of Selling Security Holder	Owned	Offered	Owned	Offered

Modern Woodmen of America	2,000,000	2,000,000	74,000	-0-